Exhibit 10.15

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

Dated as of March 21, 2003

by and among

AAR DISTRIBUTION, INC.

AAR PARTS TRADING, INC.

AAR MANUFACTURING, INC.

AAR ENGINE SERVICES, INC.

AAR ALLEN SERVICES, INC.,

as Originators

and

AAR CORP.,
as initial Servicer

and

AAR RECEIVABLES CORPORATION II,

as the Company

TABLE OF CONTENTS

ARTICLE I AGREEMENT TO PURCHASE AND SELL
1.1	Agreement To Purchase and Sell.
1.2	Timing of Purchases.
1.3	Consideration for Purchases.
1.4	Purchase and Sale Termination Date.
1.5	Intention of the Parties.

ARTICLE II CALCULATION OF PURCHASE PRICE
2.1	Calculation of Purchase Price.

ARTICLE III PAYMENT OF PURCHASE PRICE
3.1	Initial Purchase Price Payment.
3.2	Subsequent Purchase Price Payments.
3.3	Settlement as to Specific Receivables and Dilution.
3.4	Reconveyance of Receivables.

ARTICLE IV The COMPANY’S RIGHTS

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
5.1	Organization and Good Standing.
5.2	Due Qualification.
5.3	Power and Authority; Due Authorization.
5.4	Valid Sale; Binding Obligations.
5.5	No Violation.
5.6	Proceedings.
5.7	Bulk Sales Acts.
5.8	Government Approvals.
5.9	Financial Condition.
5.10	Licenses, Contingent Liabilities, and Labor Controversies.
5.11	Margin Regulation.
5.12	Quality of Title.
5.13	Accuracy of Information.
5.14	Offices.
5.15	Trade Names.
5.16	Taxes.
5.17	Compliance With Applicable Laws.
5.18	Reliance on Separate Legal Identity.
5.19	Investment Company.
5.20	Security Interest.
5.21	Lock-Box Bank and Lock-Box Account.
5.22	ERISA.
5.23	Accounting.
5.24	Compliance with Credit and Collection Policy.

ARTICLE VI COVENANTS OF THE ORIGINATORS
6.1	Covenants.
6.2	Substantive Consolidation.

ARTICLE VII ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLES
7.1	Rights of the Company.
7.2	Application of Collections.
7.3	Assignment of Claims Act.

ARTICLE VIII PURCHASE AND SALE TERMINATION EVENTS
8.1	Purchase and Sale Termination Events.
8.2	Remedies.

ARTICLE IX INDEMNIFICATION
9.1	Indemnities by the Originator.

ARTICLE X MISCELLANEOUS
10.1	Amendments, Etc.
10.2	Notices, Etc.
10.3	No Waiver, Cumulative Remedies.
10.4	Binding Effect; Assignability.
10.5	Governing Law.
10.6	Costs, Expenses and Taxes.
10.7	Submission to Jurisdiction.
10.8	Waiver of Jury Trial.
10.9	Captions and Cross-References; Incorporation by Reference.
10.10	Execution in Counterparts.
10.11	Acknowledgment and Agreement.
10.12	No Recourse.
10.13	Administration of Receivables.
10.14	Servicer and Sub-Servicer.

EXHIBIT A	Form of Purchase Report
EXHIBIT B	Form of Company Note
EXHIBIT C	Form of Originator Assignment Certificate
EXHIBIT D	Proceedings
EXHIBIT E	Office Locations
EXHIBIT F	Trade Names
EXHIBIT G	Benefit Plans

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of March 21, 2003, is by and among AAR Distribution, Inc., an Illinois corporation, AAR Parts Trading, Inc., an Illinois corporation, AAR Manufacturing, Inc., an Illinois corporation, AAR Engine Services, Inc., an Illinois corporation, AAR Allen Services, Inc., an Illinois corporation (each, an “Originator” and, collectively, the “Originators”), AAR Corp., a Delaware corporation, as the initial Servicer, and AAR Receivables Corporation II, an Illinois corporation (the “Company”).

Definitions

Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to the Receivables Purchase Agreement dated of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among AAR Corp., a Delaware corporation, individually (in its individual capacity, “AAR”) and as Servicer, the Company, certain financial institutions from time to time parties thereto as “Purchasers” and LaSalle Business Credit, LLC, as agent (“Agent”) on behalf of the Purchasers.  All references herein to months are to calendar months unless otherwise expressly indicated.

Background

(a)           The Company is a special purpose corporation, all of the outstanding stock of which is owned by AAR.

(b)           The Originators generate Receivables in the ordinary course of their businesses.

(c)           The Originators, in order to finance their businesses, wish to sell Receivables to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase Receivables from the Originators.

(d)           The Originators and the Company intend this transaction to be a true sale of Receivables and the Related Rights by the Originators to the Company, providing the Company with the full benefits of ownership of the Receivables and the Originators and the Company do not intend the transactions hereunder to be, or for any purpose to be, characterized as a loan from the Company to the Originators.

(e)           The Company intends to sell the Purchased Interest in the Receivables to the Purchasers pursuant to the Receivables Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO PURCHASE AND SELL

1.1           Agreement To Purchase and Sell.

On the terms and subject to the conditions set forth in this Agreement (including Article IV), the Originators, jointly and severally, agree to sell to the Company, and the Company agrees to purchase from the Originators, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined below), all of Originators’ right, title and interest in and to:

(a)           each Receivable (as defined below) of each Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Closing Date;

(b)           each Receivable created by each Originator from and including the Closing Date to and including the Purchase and Sale Termination Date;

(c)           all rights to, but not the obligations under, all Related Security;

(d)           all monies due or to become due with respect to any of the foregoing;

(e)           all books and records related to any of the foregoing; and

(f)            all collections and other products and proceeds of any of the foregoing (as defined in the applicable UCC) that are or were received by each Originator on or after the Closing Date, including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments that such Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other parties directly or indirectly liable for payment of such Receivables) ((a) through (f) collectively, the “Purchased Assets”).

As used herein, “Receivables” shall have the meaning ascribed to such term in the Receivables Purchase Agreement, provided that, however, it is not intended that any of the following Receivables will be sold hereunder: (i) any Foreign Receivable the Obligor of which is not specified on Schedule VII of the Receivables Purchase Agreement (as such Schedule may be modified from time to time), (ii) any Government Receivable which is not a Permitted

Government Receivable and (iii) any Receivable which is not an Eligible Receivable at the time of the sale thereof.

All purchases hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document.  No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed.  The Company’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (f) (collectively, the “Related Rights”) is herein called the “Purchase Facility.”

1.2           Timing of Purchases.

(a)           Closing Date Purchases.  Each Originator’s entire right, title and interest in (i) each Receivable that existed and was owing to such Originator at the Closing Date and (ii) all Related Rights automatically shall be deemed to have been sold to the Company on the Closing Date.

(b)           Regular Purchases.  After the Closing Date, until the Purchase and Sale Termination Date, each Receivable (and the Related Rights) created by each Originator shall be deemed to have been sold to the Company immediately (and without further action) upon the creation of such Receivable.

1.3           Consideration for Purchases.

On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price (as defined below) payments to the Originators in accordance with Article III.

1.4           Purchase and Sale Termination Date.

The “Purchase and Sale Termination Date” shall be the earliest to occur of (a) the Facility Termination Date, (b) the date of the termination of this Agreement pursuant to Section 8.2 and (c) the Payment Date immediately following the day on which the Originators shall have given notice to the Company at or prior to 10:00 a.m. (Chicago time) that the Originators desire to terminate this Agreement.

1.5           Intention of the Parties.

It is the express intent of the parties hereto that the transfers of the Receivables and Related Rights by the Originators to the Company, as contemplated by this Agreement be, and be treated as, sales and not as loans secured by the Receivables and Related Rights.  If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, each Originator hereby grants to the Company a first priority security interest in all of such

Originator’s right, title and interest in and to the Receivables and the Related Rights now existing and hereafter created by such Originator, all Collections and all amounts received with respect thereto, and all proceeds thereof, to secure all of such Originator’s obligations hereunder.

ARTICLE II

CALCULATION OF PURCHASE PRICE

2.1           Calculation of Purchase Price.

On the Closing Date and on each Monthly Settlement Date, the Servicer shall deliver to the Company and the Originators a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”; each such Purchase Report shall set forth the information required hereby for the calendar month (or such shorter period) immediately preceding such Monthly Settlement Date) with respect to the matters set forth therein and the Company’s purchases of Receivables from the Originators:

(a)           that are to be made on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date), or

(b)           that were made during the month covered by the Purchase Report delivered on such Monthly Settlement Date.

The “Purchase Price” (to be paid to the Originators in accordance with the terms of Article III) for the Receivables and the Related Rights that are purchased hereunder from the Originators shall be determined in accordance with the following formula:

PP	=	OB X FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=

Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as a percentage) of (a) one divided by (b) the sum of (i) one plus (ii) the sum of (A) YD and (B) LD.

YD	=

Yield Discount, as measured on such Payment Date, which is equal to the sum of (A) 0.25% plus (B) the product of (x) the Base Rate as in effect on such Payment Date and (y) a fraction, the numerator of which is the Days’ Sales Outstanding, (calculated as of the last day of the Settlement Period next preceding such Payment Date) and the denominator of which is 365.

LD	=

Loss Discount, as measured on such Payment Date, which is equal to the greater of (i) one-eighth of one percent and (ii) 1.5 times the Loss to Liquidation Ratio (as defined below) as calculated in the Purchase Report most recently delivered prior to such Payment Date.  The “Loss to Liquidation Ratio” shall mean, the ratio (expressed as a percentage) of (a) the Outstanding Balance of all Receivables that became Charged-Off Receivables during the three calendar month period ending on the last day of the month covered under the applicable Purchase Report to (b) the aggregate amount of Collections during such three month period.

The Purchase Price shall be calculated in each Purchase Report and such calculation shall be utilized in the calculation of the applicable Purchase Price owed to each Originator under this Agreement for all purchases occurring hereunder from the date such Purchase Report is delivered (or should have been delivered pursuant hereto) to the date upon which the Purchase Price is next calculated pursuant to the succeeding Purchase Report.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter until the Purchase and Sale Termination Date.

ARTICLE III

PAYMENT OF PURCHASE PRICE

3.1           Initial Purchase Price Payment.

On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date in cash (in an amount to be agreed between the Company and such Originator and set forth in the initial Purchase Report).

In order to evidence all such purchases hereunder and the Company’s ownership interest in the Purchased Assets, each Originator shall execute and deliver to the Company an Originator Assignment Certificate in the form of Exhibit C hereto (as the same may be amended, restated, substituted or otherwise modified, together with substitutions therefor, an “Originator Assignment Certificate”).

3.2           Subsequent Purchase Price Payments.

On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the Purchase Price for the Receivables generated by such Originator on such Payment Date:

(a)           First, the Purchase Price shall be paid in cash to the extent the Company has cash available therefor; and

(b)           Second, to the extent any portion of the Purchase Price remains unpaid, by increasing the principal amount outstanding under certain promissory notes executed and delivered by the Company to each Originator on the date hereof in the form of Exhibit B (such promissory notes, as they may be amended, supplemented, indorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Company Note”) by an amount equal to such remaining Purchase Price.

Servicer shall make all appropriate record keeping entries with respect to the Company Note or otherwise to reflect the foregoing payments, and Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, the Company Note at any time.  Furthermore, Servicer shall hold a Company Note for the benefit of each Originator.  Each Originator hereby irrevocably authorizes Servicer to mark the Company Note “CANCELLED” and to return such Company Note to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

3.3           Settlement as to Specific Receivables and Dilution.

(a)           If, on the day of purchase of any Receivable from any Originator hereunder, any of the representations or warranties set forth in Sections 5.4 and 5.12 are not true with respect to such Receivable or as a result of any action or inaction of such Originator, on any day, any of such representations or warranties set forth in Sections 5.4 and 5.12 is no longer true with respect to such a Receivable, then the Purchase Price with respect to such Receivables shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in subsection (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to such Originator.

(b)           If, on any day, the Outstanding Balance of any Receivable purchased hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by any Originator, the Company or Servicer or any setoff or dispute between such Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of such Originator), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in subsection (c) below.

(c)           Any reduction in the Purchase Price of any Receivable pursuant to subsection (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from any Originator hereunder; provided, however, if there have been no purchases of Receivables from the Originators (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)            shall be paid in cash to the Company by such Originator in the manner and for application as described in the following proviso, or

(ii)           shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to such Originator;

provided, further, that at any time (y) when a Termination Event or Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into the relevant Lock-Box Account for application by Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

(d)           Each Purchase Report (other than the Purchase Report delivered on the Closing Date) shall include, in respect of the Receivables previously generated by any Originator, a calculation of the aggregate reductions described in subsection (a) or (b) relating to such Receivables since the last Purchase Report delivered hereunder, as indicated on the books of the Company (or, for such period prior to the Closing Date, the books of such Originator).

3.4           Reconveyance of Receivables.

In the event that any Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.

ARTICLE IV

THE COMPANY’S RIGHTS

The Company shall have no obligation to account for, to replace, to substitute or to return any Receivable to the Originators.  The Company shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Receivables on whatever terms the Company shall determine.  Without limiting the foregoing, the Originators hereby acknowledge that the Company intends to transfer certain of the Receivables to the Purchasers from time to time pursuant to the terms of the Receivables Purchase Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE
ORIGINATORS

In order to induce the Company to enter into this Agreement and to make purchases hereunder, the Originators hereby jointly and severally make the representations and warranties set forth in this Article V, and each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties set forth in this Article V are true and correct on and as of the day of such purchase, with the same effect as though made on and as of such day.

5.1           Organization and Good Standing.

Each of the Originators has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Illinois, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

5.2           Due Qualification.

Each Originator is duly licensed and in good standing in the jurisdiction where its chief executive office is located and is qualified to do business as a foreign corporation in good standing in all other jurisdictions in which (a) the ownership or lease of its property or the conduct of its business requires such licensing or qualification and (b) the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

5.3           Power and Authority; Due Authorization.

Each Originator has (a) all necessary power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party and (ii) to generate, own, sell and assign Receivables on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale and assignment and the performance of such obligations by all necessary organizational action.

5.4           Valid Sale; Binding Obligations.

Each sale made by each Originator pursuant to this Agreement shall constitute a valid sale, transfer, and assignment of Receivables to the Company, enforceable against creditors of, and purchasers from, such Originator and each such sale shall have been made for “reasonably equivalent value” (as such term is used under Section 548 of the Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used under Section 547 of the Federal Bankruptcy Code) owed by the Originator to the Company; and this Agreement constitutes, and each other Transaction Document to be signed by the Originators, when duly executed and delivered, will constitute, a legal, valid and binding obligation of each Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

5.5           No Violation.

The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof or thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (i) any Originator’s articles of incorporation or bylaws or (ii) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument, other than the Transaction Documents, or (c) violate any material law or any material order, rule or regulation applicable to it of any court or of any state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

5.6           Proceedings.

Except as set forth in Exhibit D, there is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent the issuance of any Originator Assignment Certificate or the consummation of any of the transactions contemplated by any Transaction Document or (c) seeking any determination or ruling that is reasonably likely to have a Material Adverse Effect.

5.7           Bulk Sales Acts.

No transaction contemplated hereby requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

5.8           Government Approvals.

Except for the filing of notices under the Assignment of Claims Act and the filing of the UCC financing statements referred to in Section 5.20, all of which shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for any

Originator’s due execution, delivery and performance of any Transaction Document to which it is a party.

5.9           Financial Condition.

(a)           Material Adverse Effect.  Since May 31, 2002, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

(b)           Solvent.  On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase) each Originator shall be Solvent.

5.10         Licenses, Contingent Liabilities, and Labor Controversies.

(a)           No Originator has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.

(b)           There are no labor controversies pending against any Originator that have had (or are reasonably likely to have) a Material Adverse Effect.

5.11         Margin Regulation.

No proceeds of any purchase or reinvestment will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

5.12         Quality of Title.

(a)           Each Receivable of each Originator (together with the Related Rights with respect to such Receivable) which is to be sold to the Company hereunder is or shall be owned by such Originator, free and clear of any Adverse Claim, except as provided herein and in the Receivables Purchase Agreement.  Whenever the Company makes a purchase hereunder, it shall have acquired and shall continue to have maintained a valid and perfected ownership interest (free and clear of any Adverse Claim other than Adverse Claims created by the Transaction Documents) in all Receivables generated by the Originators and all Collections related thereto, and in the Originators’ entire right, title and interest in and to the Related Rights with respect thereto.

(b)           No effective financing statement or other instrument similar in effect covering any Receivable generated by each Originator or any Related Rights which is to be sold to the Company hereunder is on file in any recording office except such as may be filed in favor of the Company (and the Agent as assignee of the Company) or the

Agent, as the case may be, in accordance with this Agreement or in favor of the Company (and the Agent as assignee of the Company) or the Agent, in accordance with the Receivables Purchase Agreement.

(c)           Unless otherwise identified to the Company in the Purchase Report delivered prior to the date of the purchase hereunder, each Receivable purchased hereunder is on the date of purchase, an Eligible Receivable.

5.13         Accuracy of Information.

All factual written information heretofore or contemporaneously furnished (and prepared) by each Originator to the Company or the Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual written information hereafter furnished (and prepared) by such Originator to the Company or the Agent pursuant to or in connection with any Transaction Document will be, true and accurate in every material respect on the date as of which such information is dated or certified.

5.14         Offices.

Each Originator’s principal place of business and chief executive office is located at the address specified in Exhibit E, each Originator’s state of incorporation is as specified in Exhibit E, and the offices where each Originator keeps all its books, records and documents evidencing its Receivables, the related Contracts and all other agreements related to such Receivables are located at the addresses specified in Exhibit E (or at such other locations, notified to the Company in accordance with Section 6.1(c), in jurisdictions where all action required by Section 6.1(e) have been taken and completed).

5.15         Trade Names.

No Originator uses any trade name other than its actual corporate name and the trade names set forth in Exhibit F.  From and after the date that fell five (5) years before the date hereof, except as set forth in Exhibit F, no Originator has been known by any legal name other than its corporate name as of the date hereof, and no Originator has been the subject of any merger or other organizational reorganization.

5.16         Taxes.

Each Originator has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

5.17         Compliance With Applicable Laws.

Each Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

5.18         Reliance on Separate Legal Identity.

Each Originator acknowledges that the Purchasers and the Agent are entering into the Receivables Purchase Agreement in reliance upon the Company’s identity as a legal entity separate from the Originator.

5.19         Investment Company.

No Originator is an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  In addition, no Originator is a “holding company,” a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.20         Security Interest.

This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in all of such Originator’s right, title and interest in and to the Receivables and the Related Rights, now existing and hereafter created by the Originators in favor of the Company, which security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from the Originators.  The Receivables constitute “accounts” within the meaning of the applicable UCC.  Each Originator owns and has good and marketable title to the Purchased Assets free and clear of any Adverse Claim.  Each Originator has caused the filing of all appropriate UCC financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Purchased Assets granted to the Company hereunder (and to the Agent, as assignee of the Company, under the Receivables Purchase Agreement).  Other than the security interest granted to the Company pursuant to this Agreement (and to the Agent, as assignee of the Company, under the Receivables Purchase Agreement), no Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Purchased Assets.  No Originator has authorized the filing of and no Originator is aware of any UCC financing statements against it that included a description of collateral covering the Purchased Assets other than any UCC financing statement relating to the security interest granted to the Company hereunder (and to the Agent, as assignee of the Company) or that has been terminated.  No Originator is aware of any judgment or tax lien filings against it.

5.21         Lock-Box Bank and Lock-Box Account.

The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Receivables Purchase Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent in accordance with the Receivables Purchase Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements.  The Originators have not granted any interest in any Lock-Box or Lock-Box Account to any Person other than the Agent and the Lock-Box Bank and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Agent will have exclusive ownership and control of the Lock-Box Account and/or Lock-Box at such Lock-Box Bank.

5.22         ERISA.

As of the Closing Date, neither the Originators nor any ERISA Affiliate of the Originators maintains any Benefit Plans other than as set forth on Exhibit G.  Neither the Originators nor any ERISA Affiliate of the Originators has ever contributed to a Multiemployer Plan.  Each Benefit Plan of the Originators and the ERISA Affiliates of the Originators which is intended to be a qualified plan has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code, and each trust related to any such Benefit Plan, if any, has been determined to be exempt from federal income tax under Section 501(a) of the Code.  In the aggregate, there is no unfunded liability for any Benefit Plan of the Originators or any such ERISA Affiliate which is a defined benefit plan qualified under Section 401(a) of the Code, as determined under Section 412 of the Code.  Each of the Originators and the ERISA Affiliates of the Originators are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the regulations promulgated thereunder with respect to each of its Benefit Plans, and no Reportable Event has occurred with respect to any such Benefit Plan.

5.23         Accounting.

Each Originator has accounted (for all purposes) for each sale of Receivables to the Company hereunder in its respective books and financial statements, in each case, as sales, consistent with generally accepted accounting principles.

5.24         Compliance with Credit and Collection Policy.

Each Originator is in compliance in all material respects with the Credit and Collection Policy of the Originators with regard to each Receivable originated by the Originator.

ARTICLE VI

COVENANTS OF THE ORIGINATORS

6.1           Covenants.

From the date hereof until all amounts owed by the Originators hereunder to the Company or any other Purchase and Sale Indemnified Party shall be paid in full, the Originators jointly and severally agree as follows, unless the Agent and the Company shall otherwise consent in writing:

(a)           Conduct of Business.  The Originators shall perform all actions necessary (i) to maintain their corporate existence and to remain in good standing as a domestic corporation in their jurisdiction of organization and (ii) to maintain all requisite authority to conduct their business in each jurisdiction in which their business is conducted (except where the failure to do so would not cause a Material Adverse Effect) or their Records are maintained.

(b)           Compliance with Laws, Etc.  The Originators shall comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards imposed by any Governmental Authority to which they or any of their properties may be subject (including any requirements of licensing, registration, authorizations, consents and approvals necessary to enter into any Contract or create any Receivable and including laws, rules and regulations relating to usury, disclosures, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, trade practices, consumer protection and privacy), except, in each case, where the failure to do so would not cause a Material Adverse Effect.  The Originators will pay all Taxes payable thereby as and when due, except Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Originator has set aside on its books adequate reserves and so long as such Taxes have not become a tax or ERISA lien on any of the assets of such Originators or the Seller.

(c)           Offices, Records and Books of Account, Etc.  The Originators shall (i) keep their respective principal place of business, chief executive office and state of formation (as such terms or similar terms are used in the UCC) and the office where they keep their records concerning the Receivables at the applicable address for such Originator set forth in Exhibit E or at any other locations in jurisdictions in the United States where all actions reasonably requested by the Company to protect and perfect the interest of the Company in the Receivables and related items (including the other Purchased Assets) have been taken and completed and (ii) provide the Company with at least 30 days’ written notice before making any change in any Originator’s name or making any other change in any Originator’s identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the UCC.  Each notice to the Company pursuant to this sentence shall set forth the applicable change and the effective date thereof.  The Originators shall also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the identification and collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).  Notwithstanding the above, in no event shall the Originators have or maintain, or be a partner in any partnership that has or maintains, its jurisdiction of organization or principal place of business in any of the states of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming.  In the event that any such Originator moves its chief executive office to a location which may charge Taxes, fees or other charges to perfect the Company’s interests hereunder, the Originators shall pay all such Taxes, fees and other charges and any other costs and expenses incurred in order to maintain the enforceability of the Transaction Documents and the right, title and interest of the Company in the Purchased Assets.

(d)           Performance and Compliance with Contracts and Credit and Collection Policy.  The Originators shall, at their expense, timely and fully perform and comply with, and shall cause to be fully performed and complied with, all material provisions, covenants and other promises required to be observed by them under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policy with regard to each Receivable and the related Contract.

(e)           Ownership Interest, Etc.  The Originators and the Servicer shall, at their expense, take, and shall cause to be taken, all action necessary or desirable in the reasonable determination of the Company and the Agent to establish and maintain a valid and enforceable ownership interest in the Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Purchased Assets, free and clear of any Adverse Claim, in favor of Company (and the Agent, as assignee of the Company), including taking such action to perfect, protect or more fully evidence the interest of the Company (and the Agent, as assignee of the Company) as the Company and the Agent may reasonably request, other than notices of assignment pursuant to the Assignment of Claims Act (which, other than as required pursuant to Section 7.3 of this Agreement, are not required to be made hereunder).  Notwithstanding the foregoing, the Originators hereby irrevocably make, constitute and appoint the Company (and the Agent, as assignee of the Company) (and all Persons designated by the Company and the Agent from time to time for that purpose) as the Originators’ true and lawful attorney and agent in fact to execute and file financing statements and take all such other actions and do all such other things as may be necessary or desirable in the reasonable judgment of the Company and the Agent to preserve and perfect the Company’s (and the Agent’s) ownership and/or security interest (all at the Originators’ expense) in the Purchased Assets.  The Originators further agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.  The Originators further ratify and confirm the prior filing by the Company (and the Agent, as assignee of the Company) of any and all financing statements (including any amendments or continuation thereto or thereof) which identify the Originators as debtor, seller or assignor and the Company as secured party, buyer or assignee (and the Agent, as assignee of the Company).  Without limiting the foregoing, the Originators shall hold any and all Receivables evidenced by any instruments or chattel paper, if any, in trust for the Company (and the Agent, as assignee of the Company), separate from its own assets and marked with a legend, in each case, as set forth in Section 6.1(l), and upon the

Company’s or Agent’s request therefor, shall deliver such instruments and/or chattel paper to the Company or the Agent, as applicable, or their designee.

(f)            Sales, Liens, Etc.  The Originators shall not sell, pledge, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Purchased Assets (including the Originators’ undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

(g)           Extension or Amendment of Receivables.  Except as provided in the Agreement, the Originators shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Receivable in any respect, or amend, modify or waive, in any respect, any term or condition of any related Contract, in either case, which affects the Outstanding Balance of any Receivables, the time for payment thereof or thereunder, or the enforceability thereof, or is in any other way adverse to the Company, the Agent or the Purchasers.

(h)           Change in Business or Credit and Collection Policy.  The Originators shall not make (i) any material change in the character of their businesses or (ii) or any change in any Credit and Collection Policy that would adversely effect the enforceability, collectibility or creditworthiness of any Receivable.  The Originators shall not make any other change in any Credit and Collection Policy without giving prior written notice thereof to the Company.

(i)            Audits.  The Originators will furnish to the Company and the Servicer such information with respect to the Receivables as reasonably requested, including listings identifying the Obligor and the Outstanding Balance for each Receivable.  The Originators shall, from time to time during regular business hours as reasonably requested in advance (unless a Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event exists) by the Company or the Servicer, permit the Company, the Servicer or any of their respective agents or representatives: (i) to examine and make abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Originators relating to any Receivables and the Related Security, including the related Contracts, (ii) to visit the offices and properties of the Originators for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Originators’ performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Originators having knowledge of such matters and (iii) without limiting the clauses (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Company to conduct, at the Originators’ expense (not to exceed $20,000 per audit), a review of the Originators’ books and records with respect to such Receivables.  So long as there exists no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, the audit required pursuant to clause (iii) need not be performed more than once in any twelve month period except at the Company’s expense, otherwise such audits may be conducted at such intervals as deemed appropriate by the Company, at the Originators’ expense.

(j)            Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors.  The Originators shall not, and shall not permit the Servicer to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Receivables Purchase Agreement, or make any change in the instructions to Obligors regarding payments to be made to the Originators, the Servicer or any Lock-Box Account (or related post office box), unless the Company shall have consented thereto in writing and the Company shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

(k)           Deposits to Lock-Box Accounts.  The Originators shall (or shall cause the Servicer to):  (i) instruct all relevant Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by them or the Servicer into Lock-Box Accounts not later than one Business Day after receipt thereof.  Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.  The Originators will not (and will not permit the Servicer to) deposit or otherwise credit, or cause to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections, and if such funds are nevertheless deposited into any such Lock-Box or account, the Originators will promptly identify such funds for segregation therefrom; it being acknowledged however that without limiting the other requirements of this paragraph (k) (including the obligation of the Company, the Servicer and the Originators to provide payment instructions to the Obligors, and to promptly segregate any payments not constituting Collections), that certain payments not constituting Collections will continue to made to the Lock-Box Bank by Obligors either in disregard of the payment instructions or in combined payments of funds attributable to Collections and non-collections, and provided that the Originators and the Servicer otherwise comply with the terms hereof, such remittances shall not constitute a breach of this provision.  The Originators shall not terminate any Lock-Box Bank or close any Lock-Box Account unless the Company shall have received at least thirty (30) days prior notice of such termination.  Each Originator hereby grants to the Company (who may further grant to another Person) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Receivable.

(l)            Marking of Records.  At their expense, the Originators shall mark (or cause the Servicer to mark) its master data processing records relating to both Receivables and related Contracts, including with the following legend, or such other marking reasonably acceptable to the Company or, after the assignment hereof to the Agent pursuant to the Receivables Purchase Agreement, the Agent, evidencing that the ownership interests with regard to such Receivables and related Contracts have been sold in accordance with the Agreement: “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD BY [INSERT NAME OF APPLICABLE ORIGINATOR] TO AAR RECEIVABLES CORPORATION II PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF MARCH 21, 2003, AS AMENDED,

AMONG AAR DISTRIBUTION, INC., ET AL., AAR CORP., AS INITIAL SERVICER AND AAR RECEIVABLES CORPORATION II; AND AN UNDIVIDED, FRACTIONAL OWNERSHIP INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN SOLD TO CERTAIN PURCHASERS PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF MARCH 21, 2003, AS AMENDED, AMONG AAR CORP., AS INITIAL SERVICER, AAR RECEIVABLES CORPORATION II, AS SELLER, AND LASALLE BUSINESS CREDIT, LLC, AS AGENT ON BEHALF OF THE PURCHASERS FROM TIME TO TIME PARTIES THERETO.”  Upon the request of the Company at any time after the appointment of a new Servicer (other than AAR or an Affiliate) by the Agent pursuant to Section 4.1(a) of the Receivables Purchase Agreement, the Originators shall (1)  so mark each Contract and its other Records and (2) deliver to the Company all Contracts (including all multiple originals of such Contracts), with any appropriate endorsement or assignment, and Records or segregate (from all other receivables then owned or being serviced by the Originators) the Receivables and all Contracts and Records relating to any Purchased Assets and hold in trust and safely keep such Contracts and Records in separate filing cabinets or other suitable containers (x) marked to show the Company’s interest with the legend specified above and (y) maintained in such place as shall be designated by the Company or such replacement Servicer.

(m)          Reporting Requirements.  The Originators will keep books of record and account in accordance with GAAP in which will be made accurate recordings of all dealings or transactions in relation to its business and activities.  The Originators will provide to the Company (in multiple copies, if requested by the Company) the following:

(1)           As soon as possible and in any event within five days after the occurrence of each Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event in respect of any Originator, a statement of the chief financial officer of AAR setting forth details of such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and the action that such Originator has taken and proposes to take with respect thereto;

(2)           Promptly after the filing or receiving thereof, copies of all reports and notices that the Originators, AAR or any ERISA Affiliate of the Originators or AAR files with or receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor, in each case, in respect of any Reportable Event, the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on any Originator, AAR and/or any such ERISA Affiliate under ERISA;

(3)           promptly after any Originator obtains knowledge thereof, notice of any:  (A) material litigation, investigation or proceeding that may exist at any time between any Originator and any Person, (B) material litigation or proceeding relating to any Transaction Document or (C) material litigation, investigation or proceeding which could reasonably be expected to have a Material Adverse Effect;

(4)           promptly after the occurrence thereof, notice of a Material Adverse Effect; and

(5)           such other information respecting the Receivables or the condition or operations, financial or otherwise, of any Originator or any Affiliate as the Company may from time to time reasonably request.

(n)           Restricted Payments.  (i) Except pursuant to clause (ii) below, no Originator shall: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds to or invest in the equity of any Person or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)           Subject to the limitations set forth in clause (iii) below, the Originators may, no more frequently than once every calendar quarter, declare and pay dividends.

(iii)          No Originator shall pay, make or declare:  (A) any distributions if, after giving effect thereto, such Originator’s tangible net worth (to be calculated consistently with the definition of Consolidated Tangible Net Worth solely with respect to such Originator) would be less than $12,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing or it is a Termination Day.

(o)           Other Business.  The Originators will not: (i) engage in any business other than that engaged in as of the date hereof or (ii) form any Subsidiary or make any investments in any other Person.

(p)           Merger, etc.  The Originators will not (i) merge or consolidate with or into any Person, (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any substantial part of their respective assets (whether now owned or hereafter acquired); provided, that that (x) AAR may merger or consolidate with any Originator if and to the extent (1) no Termination Event exist or would result therefrom, (2) AAR is the surviving entity, and (3) the Consolidated Tangible Net Worth of the combined entity would be equal or greater to that of AAR prior to such merger or consolidation, and (y) any Originator may be merged or consolidated with, or sell all or substantially all of its assets to, any other Originator.

(q)           Accounting for Sale.  The Originators will not account for, or otherwise treat, the transactions contemplated hereby in any manner for tax or accounting purposes other than as a sale of Receivables by the Originators to the Company, except to the extent otherwise required in accordance with GAAP or applicable law.  In addition, the Originators shall disclose (in a footnote or otherwise) in all financial statements (including any such financial statements consolidated with any other Person’s financial statements) the existence and nature of the transaction contemplated hereby and the interest of the Company in the Purchased Assets.

(r)            Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper.  The Originators shall not take any action to cause or permit any Receivable generated by any of them to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).

(s)           Credit Insurance.  The Originators shall pay when due all premiums, and timely and properly file and pursue all claims under, and take such other actions as shall be required under any such policy in connection therewith (including, without limitation, filing all such reports, terminating shipments and otherwise mitigating potential losses as required under such policy) and to maintain in full force and effect for the term of, any credit insurance policy covering any Permitted Foreign Receivable.  The Originators shall at all times maintain cash sufficient to pay any additional premiums required (in excess of the minimum premium) in respect of any Receivables in excess of projected sales volume under such policy.  The Originators shall not cancel or make any amendments, modifications or changes to, any such policy without the prior written consent of the Agent.  The Originators shall provide copies of all credit insurance policies to the Agent, all of which shall be with Qualified Insurers and shall be in form and substance reasonably satisfactory to the Agent (and the Agent shall have the right to require changes therein as it in its reasonable credit judgment deems necessary or desirable to maintain coverage on at least 90% of the Outstanding Balance of all Permitted Foreign Receivables included in the Pool Assets), and shall ensure that the Agent is named as an assignee thereof (pursuant to an assignment endorsement in form and substance satisfactory to the Agent) thereon.  Notwithstanding the foregoing, the Originators shall deliver to the Agent, promptly after receipt thereof by such Person, any notice of cancellation or denial of claim of or under any such policy.  In any circumstance where there is likely to be insufficient proceeds of insurance to cover at least 90% of the Outstanding Balance of any affected Pool Receivables, the Originators shall make claims for coverage, and apply any and all proceeds received by any of them under, any such policies to affected Pool Receivables in which interests have been sold to the Company pursuant to the Receivables Purchase Agreement prior to making any such claim or applying any such proceeds to other Receivables owing by the same Obligor.

(t)            Material Agreements.  AAR shall include copies of this Agreement and the Receivables Purchase Agreement as exhibits to the first Form 10-Q or Form 10-K to be filed by AAR with the Securities and Exchange Commission after the Closing Date.

6.2           Substantive Consolidation.

The Originators hereby acknowledge that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from the Originators and their Affiliates.  Therefore, from and after the date hereof, the Originators shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of any Originator and any other Person, and is not a division of any Originator, its Affiliates or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Originators shall take such actions as shall be required in order that:

(a)           no Originator shall be involved in the day-to-day management of the Company;

(b)           the Originators shall maintain separate organizational records and books of account from the Company and otherwise will observe organizational formalities and have a separate area from the Company for its business;

(c)           the financial statements and books and records of the Originators shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, however, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an affiliate of the Company; provided, further, that any such consolidated financial statement shall make clear that the Company’s assets are not available to satisfy the obligations of such affiliate;

(d)           except as permitted by the Receivables Purchase Agreement, (i) the Originators shall maintain their assets separately from the assets of the Company, (ii) and the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Originators;

(e)           all of the Company’s business correspondence and other communications shall be conducted in the Company’s own name and on its own stationery;

(f)            no Originator shall act as an agent for the Company, other than any Originator in its capacity as the Sub-Servicer, and in connection therewith, shall present itself to the public as an agent for the Company and a legal entity separate from the Company;

(g)           no Originator shall conduct any of the business of the Company in its own name;

(h)           no Originator shall pay any liabilities of the Company out of its own funds or assets;

(i)            each Originator shall maintain an arm’s-length relationship with the Company;

(j)            no Originator shall assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;

(k)           no Originator shall acquire obligations of the Company;

(l)            the Originators shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;

(m)          the Originators shall identify and hold themselves out as separate and distinct entities from the Company;

(n)           the Originators shall correct any known misunderstanding regarding their separate identity from the Company;

(o)           no Originator shall enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; and

(p)           the Originators shall not pay the salaries of the Company’s employees, if any.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT
OF THE RECEIVABLES

7.1           Rights of the Company.

Each Originator hereby authorizes the Company (who may further authorize another Person), the Servicer, or their respective designees to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

7.2           Application of Collections.

Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company (or any other Person to whom the Company has assigned such right to instruct), be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.

7.3           Assignment of Claims Act.

Other than as set forth in this Section 7.3, the Originators shall not be required to comply with the Assignment of Claims Act with respect to any Government Receivables.  Each Originator shall fully cooperate and assist the Agent and the Servicer (if other than AAR or an Affiliate thereof) in the enforcement of any such Receivable in such Originator’s own name for and on behalf of the Agent and the Purchasers, and shall take such actions in such enforcement of such Receivable as the Agent or the Servicer (if other than AAR or an Affiliate thereof) may reasonably request.  Notwithstanding the foregoing, upon the appointment by the Agent of a new Servicer (other than an Affiliate of AAR), each Originator shall, if requested by such new Servicer and at each such Originator’s expense, comply with the Assignment of Claims Act with respect to specified Government Receivables identified by such new Servicer.

ARTICLE VIII

PURCHASE AND SALE TERMINATION EVENTS

8.1           Purchase and Sale Termination Events.

Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event”:

(a)           A Termination Event (as defined in the Receivables Purchase Agreement) shall have occurred and, in the case of a Termination Event (other than one described in paragraphs (g) or (s) of Exhibit V of the Receivables Purchase Agreement), the Agent, shall have declared the Facility Termination Date to have occurred; or

(b)           Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect (or, if such representation is already qualified by any standard of materiality, in any respect) when made or deemed made, and shall remain incorrect or untrue for five Business Days after notice to such Originator of such inaccuracy; or

(c)           Any Originator shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and such failure shall remain unremedied for 15 days after such Person became aware of, or received notice of, such failure.

8.2           Remedies.

(a)           Optional Termination.  Upon the occurrence of a Purchase and Sale Termination Event, the Company (and not the Servicer) or, after the assignment hereof to the Agent pursuant to the Receivables Purchase Agreement, the Agent, shall have the option, by notice to the Originators (with, in the case of the Company, a copy to the Agent), to declare the Purchase and Sale Termination Date to have occurred.

(b)           Remedies Cumulative.  Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company or, after the assignment hereof to the Agent pursuant to the Receivables Purchase Agreement, the Agent, shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

9.1           Indemnities by the Originator.

Without limiting any other rights that the Company or any of its Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, a “Purchase and Sale Indemnified Party”) may have hereunder or under applicable law, each Originator hereby agrees to indemnify each Purchase and Sale Indemnified Party (on an after tax basis) from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Purchase and Sale Indemnified Amounts”) arising out of, or resulting from or in connection with, this Agreement or any of the other Transaction Documents (whether directly or indirectly) or the transactions contemplated thereby, the use of proceeds thereof, the commingling of funds (whether or not permitted hereunder), the Purchased Assets (including the merchandise and sale of merchandise giving rise to Receivables), the ownership of or any interest in or in respect of any Receivable, Related Security, Contract or other Purchased Assets, excluding, however: (a) Purchase and Sale Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds they result from the gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party or its officers, directors, agents or counsel, (b) any indemnification which has the effect of recourse to any indemnitor for the uncollectibility of Receivables due to the lack of creditworthiness of the applicable Obligor thereof, (c) Purchase and Sale Indemnified Amounts relating to the failure of any Originator to comply with the Assignment of Claims Act, except to the extent the Servicer or any Originator shall have failed to take all action required pursuant to Section 7.3 hereof, or (d) overall net income taxes (to the extent the computation of such taxes are consistent with the Intended Tax Characterization) or franchise taxes imposed on such Purchase and Sale Indemnified Party by the jurisdiction under the laws of which such Purchase and Sale Indemnified Party is organized or any political subdivision thereof.; provided, however, that nothing contained in this Sentence shall limit the liability of the Originators, or limit the recourse of the Company to the Originators, for any amounts otherwise specifically provided to be paid by the Originators hereunder or under any of the other Transaction Documents.  Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Originators shall pay on demand (which demand shall be accompanied by documentation of the Purchase and Sale Indemnified Amounts, in reasonable detail) to each Purchase and Sale Indemnified Party any and all amounts necessary to indemnify such Purchase and Sale Indemnified Party from and against any and all Purchase and Sale Indemnified Amounts relating to or resulting from any of the following:

(i)            the failure of any Receivable sold hereunder to be an Eligible Receivable on the date of the sale thereof pursuant hereto, the failure of any information contained in

Purchase Report or Monthly Settlement Statement and provided by or on behalf of the Originators or any of their Affiliates to be true and correct in any material respect, or the failure of any other information provided to any Purchase and Sale Indemnified Party with respect to the Purchased Assets, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, to be true and correct in any material respect and not to be materially misleading as of the date made or deemed made,

(ii)           the failure of any representation, warranty or statement made or deemed made by the Originators (or any of the foregoing’s respective officers, directors, employees or agents) under or in connection with this Agreement, any of the other Transaction Documents or any certificate or written disclosure delivered thereby to any Purchase and Sale Indemnified Party to have been (x) true and correct in any material respect, if and to the extent such representation, warranty or statement is not qualified by materiality or Material Adverse Effect, otherwise, in any respect and (y) not materially misleading, in each case, as of the date made or deemed made,

(iii)          the failure by the Originators or any of their Affiliates to comply in any material respect with any applicable law, rule or regulation with respect to any Receivable or the related Contract or any other Purchased Assets, or the failure of any Receivable or the related Contract or any other Purchased Assets to conform in any material respect to any such applicable law, rule or regulation,

(iv)          the failure to vest in the Company a valid and enforceable: (A) perfected ownership interest in the Receivables concerned hereunder by the Originators free and clear of any Adverse Claims, other than Adverse Claims arising solely as a result of an act of the Company or the Agent, whether existing at the time of the purchase of such Receivables or at any time thereafter, or (B) first priority perfected security interest in the other Purchased Assets, free and clear of any Adverse Claim,

(v)           the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

(vi)          any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Originators or any of their Affiliates acting as Servicer or by any agent or independent contractor retained by the Originators or any of their Affiliates),

(vii)         any failure of any Originator (or, to the extent it is AAR or an Affiliate of AAR, the Servicer) to perform in any material respect its duties or obligations in accordance with the provisions hereof or under the Contracts,

(viii)        any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or Receivable,

(ix)           the commingling of Collections of Receivables at any time with other funds by any Originator or, to the extent it is AAR or an Affiliate of AAR, the Servicer (or any delegee thereof) at any time with other funds,

(x)            the use of proceeds of purchases or reinvestments,

(xi)           the failure to pay when due any taxes, including sales taxes or excise taxes payable in connection with the Receivables; or

(xii)          any attempt by any Person to void the sale by the Originator to the Company of any Receivables under any statutory provision or common-law or equitable action, including any provision of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.) as amended;

(xiii)         any repayment by any Purchase and Sale Indemnified Party of any amount previously distributed in reduction of Capital, Discount or any other amounts owing hereunder which such Purchase and Sale Indemnified Party believes in good faith is required to be made (other than in respect of a voidable preference of an Obligor; however, whether or not such amount is indemnifiable hereunder, until such amount is paid, the outstanding amount of Capital, Discount or other amount, as applicable, shall be increased by the amount previously applied and required to have been repaid, as if such payment had not been made);

(xiv)        any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of purchases by the Originators, or the ownership of any Receivable, Related Security, Contract or other Purchased Assets;

(xv)         the failure of any Lock-Box Bank to remit any amounts held in the Lock-Boxes and/or the Lock-Box Accounts pursuant to the instructions of the Servicer, the Agent, or the Company (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Letter) whether by reason of the exercise of set-off rights or otherwise;

(xvi)        any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of any Originator to qualify to do business or file any notice of business activity report or any similar report;

(xvii)        any action taken by any Originator or the Servicer (if AAR or any Affiliate or designee thereof) in the enforcement or collection of any Receivable;

(xviii)       any inability to exercise any non-assignable right or remedy under a Contract relating to a Receivable sold by an Originator to the Company, which Purchase and Sale Indemnified Loss could reasonably foreseeably have been avoided if such right or remedy had been assignable by such Originator, or

(xix)          any failure by any Originator to maintain in full force and effect with respect to at least 90% of Outstanding Balance of any Permitted Foreign Receivables one or more Qualified Policies insuring payment of such amount in the event of the bankruptcy, insolvency or other failure to pay of or by the Obligors thereon; or any failure by any Originator or the Servicer to timely and properly file and/or diligently pursue any claim under any such insurance policy.

Notwithstanding anything to the contrary in this Agreement, for purposes of this Section, any representations, warranties and covenants contained in this Agreement which are qualified by materiality, or are otherwise limited to, events, circumstances, conditions or changes that are likely to or would or could reasonably be expected to give rise to a material liability or Material Adverse Effect, shall be deemed not to be so limited.

ARTICLE X

MISCELLANEOUS

10.1         Amendments, Etc.

(a)           The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Originators (with respect to an amendment) or by the Company (with respect to a waiver or consent by it).

(b)           No failure or delay on the part of the Company, the Servicer, the Originators or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company, the Servicer or the Originators in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)           The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

10.2         Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if personally delivered, when received, (ii) if sent by certified mail three (3) Business Days after having been deposited in the mail, postage prepaid, and (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

10.3         No Waiver, Cumulative Remedies.

The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Without limiting the foregoing, each Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of any Originator to the Company arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but are accruing in respect of the then current Settlement Period, any and all indebtedness at any time owing by the Company to or for the credit or the account of any Originator.

10.4         Binding Effect; Assignability.

This Agreement shall be binding upon and inure to the benefit of the Company and the Originators and their respective successors and permitted assigns.  The Originators may not assign any of their rights hereunder or any interest herein without the prior written consent of the Company, except as otherwise herein specifically provided.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.  The rights and remedies with respect to any breach of any representation and warranty made by the Originators pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.  Neither the Company nor any other Person may waive a breach of Section 5.20 of this Agreement for so long as the Notes are outstanding.

10.5         Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

10.6         Costs, Expenses and Taxes.

In addition to the obligations of the Originators under Article IX, the Originators, jointly and severally, agree to pay on demand:

(a)           all reasonable costs and expenses in connection with the enforcement of this Agreement, the Originator Assignment Certificate and the other Transaction Documents; and

(b)           all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

10.7         Submission to Jurisdiction.

EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ILLINOIS OR UNITED STATES FEDERAL COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECTION 10.7 SHALL AFFECT A PARTY’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

10.8         Waiver of Jury Trial.

EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT

(a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD-PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

10.9         Captions and Cross-References; Incorporation by Reference.

The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.  The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

10.10       Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

10.11       Acknowledgment and Agreement.

By execution below, each Originator expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company pursuant to the Receivables Purchase Agreement, and each Originator consents to such assignment.  Each of the parties hereto acknowledges and agrees that the Agent and the Purchasers are third-party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which the Originators are a party.

10.12       No Recourse.

Except as otherwise expressly set forth in this Agreement, the sale and purchase of the Purchased Assets under this Agreement shall be without recourse to the Originators. The Originators shall be liable to the Company for the amount of all credits, deductions, extensions, allowances and other reductions (for whatever cause or purpose other than uncollectibility) to the principal amount of such Purchased Assets granted by the Originators, and the Company hereby consents to the Originators’ granting of such credits, deductions, extensions, allowances and other reductions which the Originators deem necessary or appropriate in the conduct of their business and which are consistent with the Originators’ Credit and Collection Policy.  Notwithstanding anything contained to the contrary herein, no obligation or liability to any customer on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed.

10.13       Administration of Receivables.

Consistent with the Company’s ownership of the Purchased Assets, the Company shall be solely responsible for servicing, administering and collecting such Purchased Assets, and the Originators shall have no obligation whatsoever in this regard.  The Originators hereby grant the Company an irrevocable power of attorney, with full power of substitution, coupled with an interest to take in the name of the Originators all steps necessary or desirable, in the Company’s determination, to collect all amounts due under any Receivable, including without limitation, endorsing the name of the applicable Originator on checks and other instruments representing collection, enforcing such Receivables and the contracts or tariffs under which such Receivables arise, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Originators would have been entitled.  Any payment by an Obligor in respect of any indebtedness owed by it to the Company shall, except as otherwise specified by such Obligor or otherwise required by contract or law, and subject to the Receivables Purchase Agreement, be applied in accordance with the Originators’ Credit and Collection Policy. The Originators hereby acknowledge and agree that the undertakings, covenants, and agreements made by the Originators in favor of the Company and the rights and powers granted to the Originators, in each case, pursuant to this Section 10.13 shall, subject to the terms of the Receivables Purchase Agreement and following a Termination Event, apply to the same extent to, and have the same force and effect in respect of, the Agent, as if such undertakings, covenants, agreements, rights and powers were made or granted directly to the Agent by the Originators.

10.14       Servicer and Sub-Servicer.

Until the Company or, after the assignment hereof to the Agent pursuant to the Receivables Purchase Agreement, the Agent, gives notice to AAR (in accordance with the terms of the Receivables Purchase Agreement) of the designation of a new Servicer, AAR is hereby designated as, and hereby agrees to perform, the duties and obligations of the Servicer hereunder pursuant to the terms hereof and the Receivables Purchase Agreement, which terms are hereby incorporated by reference.  The Servicer may and hereby does delegate its duties and obligations hereunder and under the Receivables Purchase Agreement to each of the Originators as subservicer (each a “Sub-Servicer”); provided, that, in such delegation:  (i) each such Sub-Servicer shall and hereby does agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof and the Receivables Purchase Agreement, (ii) each such Sub-Servicer shall assume liability for the performance of all duties and obligations of the Servicer, (iii) the Company, the Agent and the Purchasers shall have the right to look solely to each Sub-Servicer for performance, (iv) such delegation by the Servicer shall not relieve it of its liability for the performance of all duties and obligations of the Servicer and (v) the Agent may immediately terminate such agreement upon the termination of the Servicer under the Receivables Purchase Agreement by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ORIGINATORS:	AAR DISTRIBUTION, INC.

	By:	/s/ TIMOTHY J. ROMENESKO
Name: Timothy J. Romenesko
Title: Vice President

AAR PARTS TRADING, INC.

	By:	/s/ TIMOTHY J. ROMENESKO
Name: Timothy J. Romenesko
Title: Vice President

AAR MANUFACTURING, INC.

	By:	/s/ TIMOTHY J. ROMENESKO
Name: Timothy J. Romenesko
Title: Vice President

AAR ALLEN SERVICES, INC.

	By:	/s/ TIMOTHY J. ROMENESKO
Name: Timothy J. Romenesko
Title: Vice President

AAR ENGINE SERVICES, INC.

	By:	/s/ TIMOTHY J. ROMENESKO
Name: Timothy J. Romenesko
Title: Vice President

Address for each Originator:

1100 North Wood Dale Road
Wood Dale, Illinois 60191

	Attention:	Timothy J. Romenesko
	Telephone:	630-227-2090
	Facsimile:	630-227-2101

COMPANY:	AAR RECEIVABLES CORPORATION II

	By:	/s/ TIMOTHY J. ROMENESKO
Name: Timothy J. Romenesko
Title: Vice President

	Address:	1100 North Wood Dale Road
Wood Dale, Illinois 60191

	Attention:	Timothy J. Romenesko
	Telephone:	630-227-2090
	Facsimile:	630-227-2101

INITIAL SERVICER:	AAR CORP.

	By:	/s/ TIMOTHY J. ROMENESKO
Name: Timothy J. Romenesko
Title: Vice President

	Address:	1100 North Wood Dale Road
Wood Dale, Illinois 60191

	Attention:	Timothy J. Romenesko
	Telephone:	630-227-2090
	Facsimile:	630-227-2101

Exhibit A

to Purchase and Sale Agreement

FORM OF PURCHASE REPORT

ORIGINATOR:

PURCHASER:		AAR RECEIVABLES CORPORATION II

DATE:

I.		OUTSTANDING BALANCE OF RECEIVABLES PURCHASED:

II.		FAIR MARKET VALUE DISCOUNT:

1/[ 1 + (YD + LD)]

YD	=	0.25% + (Base Rate X Days’ Sales Outstanding)
365

LD	=	Greater of: (x) one-eighths of one percent and (y)1.5 times Loss Liquidation Ratio

Base Rate =

Days’ Sales Outstanding =

III.		PURCHASE PRICE (I X II) = $_____________________

A-1

Exhibit B

to Purchase and Sale Agreement

FORM OF COMPANY NOTE

EXHIBIT B

FORM OF COMPANY NOTE

                  , 2003

FOR VALUE RECEIVED, the undersigned, AAR Receivables Corporation II, an Illinois corporation, promises to pay to [Name of Originator], an Illinois corporation (“Originator”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by AAR Receivables Corporation II from Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of Servicer.

1.             Purchase and Sale Agreement.  This Company Note is one of the Company Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the “Purchase and Sale Agreement”), between AAR Receivables Corporation II, AAR Corp. as initial Servicer, AAR Parts Trading, Inc., AAR Manufacturing, Inc., AAR Engine Services, Inc., AAR Allen Services, Inc. and AAR Distribution, Inc.  Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of AAR Receivables Corporation II and Originator.

2.             Definitions.  Capitalized terms used (but not defined) herein have the meanings assigned thereto in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement).  In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.

“Final Maturity Date” means the Business Day immediately following the date that falls one hundred twenty one (121) days after the Purchase and Sale Termination Date.

“Interest Period” means the period from and including a Monthly Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Monthly Settlement Date.

“Senior Interests” means, collectively, (i) all accrued Discount, (ii) all fees payable by AAR Receivables Corporation II to the Senior Interest Holders pursuant to the Receivables Purchase Agreement, (iii) all amounts payable pursuant to Section 1.8 and 1.9 of the Receivables Purchase Agreement, (iv) the aggregate Capital and (v) all other obligations owed by AAR Receivables Corporation II to the Senior Interest Holders under the Receivables Purchase Agreement and other Transaction Documents that are due and payable, together with any and all interest and Discount accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against AAR Receivables Corporation II or anyone else, to collect such interest.

“Senior Interest Holders” means, collectively, the Purchasers, the Agent and the Indemnified Parties.

“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.

“Telerate Screen Rate” means, for any Interest Period, the rate for thirty day commercial paper denominated in dollars which appears on Page 1250 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying dollar commercial paper rates) at approximately 9:00 a.m., New York City time, on the first day of such Interest Period.

3.             Interest.  Subject to the Subordination Provisions set forth below, AAR Receivables Corporation II promises to pay interest on this Company Note as follows:

(a)           Prior to the Final Maturity Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the Telerate Screen Rate for such Interest Period, as determined by Servicer; and

(b)           From (and including) the Final Maturity Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price payable to Originator is fully paid, such aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the rate of interest publicly announced from time to time by LaSalle Bank National Association, as its “prime rate”, “reference rate” or other comparable rate, as determined by Servicer.

4.             Interest Payment Dates.  Subject to the Subordination Provisions set forth below, AAR Receivables Corporation II shall pay accrued interest on this Company Note on each Monthly Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Monthly Settlement Date at the time of such principal payment.

5.             Basis of Computation.  Interest accrued hereunder that is computed by reference to the Telerate Screen Rate shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest accrued hereunder that is computed by reference to the rate described in paragraph 3(b) of this Company Note shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.

6.             Principal Payment Dates.  Subject to the Subordination Provisions set forth below, payments of the principal amount of this Company Note shall be made as follows:

(a)           The principal amount of this Company Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase and Sale Agreement; and

(b)           The entire remaining unpaid Purchase Price of all Receivables purchased by AAR Receivables Corporation II from Originator pursuant to the Purchase and Sale Agreement shall be due and payable on the Final Maturity Date.

Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Company Note may be prepaid on any Business Day without premium or penalty.

7.             Payment Mechanics.  All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

8.             Enforcement Expenses.  In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, AAR Receivables Corporation II agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Originator in seeking to collect any amounts payable hereunder which are not paid when due.

9.             Subordination Provisions.  AAR Receivables Corporation II covenants and agrees, and Originator and any other holder of this Company Note (collectively, Originator and any such other holder are called the “Holder”), by its acceptance of this Company Note, likewise covenants and agrees on behalf of itself and any holder of this Company Note, that the payment of the principal amount of and interest on this Company Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:

(a)           No payment or other distribution of AAR Receivables Corporation II’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Company Note except to the extent such payment or other distribution is made pursuant to clause (a) or (b) of paragraph 6 of this Company Note;

(b)           In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to AAR Receivables Corporation II, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of AAR Receivables Corporation II or any sale of all or substantially all of the assets of AAR Receivables Corporation II other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before Originator shall be entitled to receive and to retain any payment or distribution in respect of this Company Note.  In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Company Note to which Holder would be entitled except for this clause (b) shall be made directly to the Agent (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Company Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that the Purchasers (or the Agent acting on the Purchasers’ behalf), in the name of Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Company Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

(c)           In the event that Holder receives any payment or other distribution of any kind or character from AAR Receivables Corporation II or from any other source whatsoever, in respect of this Company Note, other than as expressly permitted by the terms of this Company Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Agent (for the benefit of the Senior Interest Holders) forthwith. Holder will mark its books and records so as clearly to indicate that this Company Note is subordinated in accordance with the terms hereof.  All payments and distributions received by the Agent in respect of this Company Note, to the extent received in or converted into cash, may be applied by the Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Company Note, and any balance thereof shall, solely as between Originator and the Senior Interest Holders, be applied by the Agent (in the order of application set forth in Section 1.4(d)(ii) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between AAR Receivables Corporation II and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

(d)           Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Company Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash.  If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Company Note) to the extent that any payment arising out of the exercise of such rights would be permitted under this Company Note;

(e)           These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand.  Nothing contained in these Subordination Provisions or elsewhere in this Company Note is intended to or shall impair, as between AAR Receivables Corporation II, its creditors (other than the Senior Interest Holders) and Holder, AAR Receivables Corporation II’s obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Company Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of AAR Receivables Corporation II (other than the Senior Interest Holders);

(f)            Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of AAR Receivables Corporation II, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Company Note or any rights in respect hereof or (ii) convert this Company Note into an equity interest in AAR Receivables Corporation II, unless Holder shall have received the prior written consent of the Agent and the Purchasers in each case;

(g)           Holder shall not, without the advance written consent of the Agent and the Purchasers, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to AAR Receivables Corporation II until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

(h)           If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i)            Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions:  (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

(j)            Holder hereby waives:  (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(l)            Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor, and

(m)          These Subordination Provisions constitute a continuing offer from the holder of this Company Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Agent may proceed to enforce such provisions on behalf of each of such Persons.

10.           General.  No failure or delay on the part of Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Company Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by AAR Receivables Corporation II and Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

11.           Maximum Interest.  Notwithstanding anything in this Company Note to the contrary, AAR Receivables Corporation II shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”).  If the effective rate of interest which would otherwise be payable under this Company Note would exceed the Highest Lawful Rate, or if the holder of this Company Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by AAR Receivables Corporation II under this Company Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by AAR Receivables Corporation II under this Company Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by AAR Receivables Corporation II or any interest paid by AAR Receivables Corporation II in excess of the Highest Lawful Rate shall be refunded to AAR Receivables Corporation II.  Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by Originator under this Company Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Originator in connection herewith.  If at any time and from time to time (i) the amount of interest payable to Originator on any date shall be computed at Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Originator would be less than the amount of interest payable to Originator computed at Originator’s Maximum Permissible Rate, then the amount of interest payable to Originator in respect of such subsequent interest computation period shall continue to be computed at Originator’s Maximum Permissible Rate until the total amount of interest payable to Originator shall equal the total amount of interest which would have been payable to Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

12.           No Negotiation.  This Company Note is not negotiable.

13.          Governing Law.  THIS COMPANY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

14.           Captions.   Paragraph captions used in this Company Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Company Note.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO NOTE]

AAR RECEIVABLES CORPORATION II

By:

Title:

Exhibit C

to Purchase and Sale Agreement

FORM OF ORIGINATOR ASSIGNMENT CERTIFICATE

FORM OF ORIGINATOR ASSIGNMENT CERTIFICATE

Reference is made to the Purchase and Sale Agreement of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Purchase and Sale Agreement”) between the Originators, AAR Corp. as initial Servicer and AAR Receivables Corporation II.  Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Purchase and Sale Agreement or, to the extent not superceded by the Purchase and Sale Agreement, in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement), as applicable.

The undersigned hereby sells, assigns and transfers unto AAR Receivables Corporation II and its successors and assigns all right, title and interest of the undersigned in and to:

(a)           each Receivable of the undersigned that existed and was owing to the undersigned at the closing of the undersigned’s business as of the Closing Date;

(b)           each Receivable created by the undersigned from and including the Closing Date to and including the Purchase and Sale Termination Date;

(c)           all rights to, but not the obligations under, all Related Security;

(d)           all monies due or to become due with respect to any of the foregoing;

(e)           all books and records related to any of the foregoing; and

(f)            all collections and other products proceeds thereof (as defined in the Illinois UCC) that are or were received by the undersigned on or after the Closing Date including, without limitation, all funds which either are received by the undersigned, AAR Receivables Corporation II or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments that the undersigned or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other parties directly or indirectly liable for payment of such Receivables).

This Originator Assignment Certificate is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the undersigned is a party.  The undersigned acknowledges and agrees that AAR Receivables Corporation II and its successors and assigns are accepting this Originator Assignment Certificate in reliance on the representations, warranties and covenants of the undersigned contained in the Transaction Documents to which the undersigned is a party.

THIS ORIGINATOR ASSIGNMENT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE PURCHASE AND SALE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

IN WITNESS WHEREOF, the undersigned has caused this Originator Assignment Certificate to be duly executed and delivered by its duly authorized officer this [      ] day of [               ], 2003.

[NAME OF ORIGINATOR]

By:

Name:

Title:

Exhibit D

to Purchase and Sale Agreement

PROCEEDINGS

None.

D-1

Exhibit E

to Purchase and Sale Agreement

[To be Provided]

E-1

Exhibit F

to Purchase and Sale Agreement

TRADE NAMES

Legal Name/Trade Names/Fictitious Names

(1)           AAR Distribution, Inc.

AAR Airframe & Accessories Group, Inc.

AAR Allen Group, Inc.

AAR Distribution

AAR Expendables

AAR Defense Systems

AAR Defense Systems & Logistics

AAR Air Sales

AAR Oklahoma

AAR Aircraft Services

AAR Allen Aircraft

AAR Cooper Aviation

(2)           AAR Parts Trading, Inc.

AAR Aircraft & Engine Group, Inc.

AAR Engine Group, Inc.

AAR Aircraft Turbine Center

AAR Aircraft & Turbine Center

AAR Aircraft Sales & Leasing

AAR Engine Sales & Leasing

AAR Allen Aircraft

AAR Expendables

AAR Defense Systems

AAR Defense Systems & Logistics

AAR PMA Products

(3)           AAR Manufacturing, Inc.

AAR Manufacturing Group, Inc.

AAR Manufacturing

AAR-ATICS

AAR Cargo Systems

AAR Cadillac Manufacturing

AAR Composites

AAR Craig Systems

AAR Skydyne

AAR Mobility Systems

(4)           AAR Engine Services, Inc.

AAR Engine Component Services, Inc.

F-1

AAR Engine Component Services

AAR Energy Services

AAR Power Services

(5)           AAR Allen Services, Inc.

AAR Landing Gear Services

AAR Aircraft Component Services

AAR Hermetic

AAR Tempco

Mars Aircraft Radio

F-2

Exhibit G

to Purchase and Sale Agreement

Benefit Plans

[to be provided]

E-1